UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of the Nanotron Acquisition

On October 6, 2020, Inpixon, through its wholly-owned subsidiary Inpixon GmbH, a limited liability company incorporated under the laws of Germany (the “Purchaser,” and together with Inpixon, the “Company”), completed the acquisition (the “Acquisition”) of all of the outstanding capital stock (the “Nanotron Shares”) of Nanotron Technologies GmbH, a limited liability company incorporated under the laws of Germany (“Nanotron”), pursuant to the terms and conditions of that certain Share Sale and Purchase Agreement, dated as of October 5, 2020 (the “Purchase Agreement”), among the Purchaser, Nanotron and Sensera Limited, a stock corporation incorporated under the laws of Australia and the sole shareholder of Nanotron (the “Seller”), which was previously disclosed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 5, 2020.

As a result of the Acquisition, the Company now owns 100% of Nanotron. Nanotron’s business consists of developing and manufacturing location-aware IoT systems and solutions. All defined terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

At the Closing, the Purchaser paid to the Seller an aggregate purchase price of $8,700,000 (less the Holdback Funds (as defined below) and certain other closing adjustments) for the Nanotron Shares (“Purchase Price”). The Purchase Price may be subject to certain post-Closing adjustments based on actual working capital as of the Closing as described in the Purchase Agreement. The Purchaser retained $750,000 (the “Holdback Funds”) from the Purchase Price to secure the Seller’s obligations under the Purchase Agreement, with any unused portion of the Holdback Funds to be released to the Seller on the date that is 18 months after the Closing Date. The Purchaser paid the Purchase Price from funds received in connection with a capital contribution from the Company, and a portion of the Purchase Price was used by the Seller to satisfy outstanding loans payable by the Seller to obtain the release of certain existing security interests on Nanotron’s assets.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on October 5, 2020, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

2.1*	Share Sale and Purchase Agreement, dated as of October 5, 2020, among Inpixon GmbH, Sensera Limited and Nanotron Technologies GmbH (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2020 and incorporated herein by reference).

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibit hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC, including those under “Risks Related to the Acquisition and the Investment in CVH” in Item 8.01 contained in the Current Report on Form 8-K filed by the Company with the SEC on October 5, 2020. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: October 9, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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